SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 7, 2013

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

      of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2013, the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”) appointed James H. Overholt to serve as its Interim Chief Executive Officer for a period of six months commencing on November 12, 2013.  The Company and Mr. Overholt intend to enter into a mutually satisfactory Interim Services Agreement within the next several days.  In addition, the Company’s Manager-in-Charge, Van C. Elliott, will step down from this position effective as of November 15, 2013.  Mr. Elliott will continue to serve as Company Secretary and as a member of the Company’s Board of Managers.

Mr. Overholt has over 30 years of experience serving as a senior executive officer in the insurance, investment banking, brokerage and financial services industry.  Mr. Overholt began his career at Harris Bank, a Chicago based bank that merged with and into the Bank of Montreal.  During his 18 year term with Harris Bank, Mr. Overholt supervised and managed the bank’s underwriting, its investment banking division, primary securities dealer and discount brokerage operations.  After Harris Bank’s merger with the Bank of Montreal, Mr. Overholt was appointed to serve as the Managing Director and Chief Executive Officer of Wachovia Securities. During his tenure with Wachovia Securities, he consolidated the firm’s brokerage, capital markets, and third party marketer of insurance products into a cohesive investment services business and launched a proprietary mutual fund that held trust assets, annuities and a cash management account which enabled the firm to integrate its banking and investments services within the bank.   In 1994, Mr. Overholt joined Nationsbank and was tasked with the responsibility of consolidating the bank’s brokerage and capital markets division into a full services broker dealer firm.  In 1996, Mr. Overholt was appointed to serve as President and Chief Executive Officer of Great Western Financial’s securities affiliate, which at the time was one of the largest sellers of investment products in the U.S.

During the years 2000-2004, Mr. Overholt continued to provide consulting services to financial services firms that were seeking to adapt to regulatory changes affecting the industry and he also served as Chief Financial Officer and Stewardship Pastor for two nationally recognized churches located in Southern California.  In 2004, Mr. Overholt was appointed Executive Director and Chief Operating Officer of the Mission America Coalition, a national organization started by Rev. Billy Graham, Dr. William Bright and a small group of denominational leaders that has sponsored and backed media initiatives such as the films “Fireproof” and “Chronicles of Narnia” and organized efforts to promote the release of these films.  During the years 2006 through 2010, Mr. Overholt served as Chief Investment Officer, then later President and Chief Executive Officer at Strongtower Financial, a Fresno, California based broker dealer and investment advisory firm that specialized in providing financing solutions for churches and ministries. Since 2010, Mr. Overholt has served as Executive Pastor of Living Oaks Community Church, a Thousand Oaks, California based church plant.

With Mr. Overholt’s extensive career in the financial services industry serving as a senior executive officer and in senior leadership positions held in both national and community based ministries and churches, the Company’s Board of Managers believes that Mr. Overholt will be a great asset to the Company as it seeks to diversify its product offerings, expand the number of investors and customers it serves and strengthen its profitability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 14, 2013    MINISTRY PARTNERS INVESTMENT

     COMPANY, LLC

/s/ Van C. Elliott

Van C. Elliott

Manager-in-Charge